Exhibit 4.1

                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT
                       -----------------------------------


            AMENDMENT No. 1 (the "Amendment"), dated as of July 16, 2000, to the Rights Agreement, dated as of February 26, 1999 (the "Rights Agreement"), between Fort James Corporation, a Virginia corporation (the "Company"), and Wells Fargo Bank Minnesota, N.A. (successor to Norwest Bank Minnesota, N.A.), as Rights Agent (the "Rights Agent").

                                    Recitals
                                    --------

            A. The Company and Norwest Bank Minnesota, N.A. have heretofore executed and entered into the Rights Agreement.

            B. Georgia-Pacific Corporation, a Georgia corporation ("Parent"), Fenres Acquisition Corp., a Virginia corporation and wholly owned subsidiary of Parent ("Merger Sub"), and the Company have proposed to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub will be merged with and into the Company, with the Company as the surviving corporation (the "Merger"), all on the terms and subject to the conditions set forth in the Merger Agreement.

            C. The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Rights Agreement to exempt the Merger and the Merger Agreement, and all of the transactions contemplated thereby, in accordance with the terms thereof, from application of the Rights Agreement.

            D. Pursuant to Section 27 of the Rights Agreement, therefore, the Board of Directors of the Company hereby resolves that an amendment to the Rights Agreement as set forth herein is necessary and desirable to reflect the foregoing, and the Company and the Rights Agent desire to evidence such amendment in writing.

            E. All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms have been done and performed, and the execution and delivery of this Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

            In consideration of the foregoing and the mutual agreements set forth herein, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

            1. Section 1(a) of the Rights Agreement is modified and amended to read in its entirety as follows:

            (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include (a) the Company, (b) any Subsidiary of the Company, (c) any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan, or (d) Georgia-Pacific



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            Corporation, a Georgia corporation ("Georgia-Pacific") or any
            Affiliate or Associate of Georgia-Pacific solely to the extent that each may, without being deemed an Acquiring Person, execute and deliver the Agreement and Plan of Merger, dated as of July 16, 2000, by and among Georgia-Pacific, Merger Sub and the Company, as it may be amended and supplemented from time to time (the "Merger Agreement"), commence or consummate the Offer (as defined in the Merger Agreement) or consummate any of the other transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person." Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

            2. The first paragraph of Section 3 of the Rights Agreement is amended by inserting the following sentence after the first sentence thereof:

            Notwithstanding the foregoing, no Distribution Date shall occur as a result of the execution and delivery of the Merger Agreement, the commencement or consummation of the Offer or the consummation of the other transactions contemplated by the Merger Agreement.

            3. The Section 7(a) of the Rights Agreement is hereby modified and amended by deleting the word "or" between clauses (ii) and (iii) of the first sentence of Section 7(a) and inserting the following as a new (iv):

            ", or (iv) immediately prior to the Acceptance Date (as such term is defined in the Merger Agreement)."

            4. The Rights Agreement is hereby modified and amended by adding a new Section 34 to the end thereof to read in its entirety as follows:

            "Section 34. Merger Agreement. Notwithstanding any other provision of this Rights Agreement, neither the approval, execution or delivery of the Merger Agreement, nor the performance thereof, the commencement or consummation of


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            the Offer or the consummation of the other transactions contemplated by the Merger Agreement, is or shall be deemed to be an event described in Section 11(a)(ii) or Section 13, nor will such performance or consummation result in the occurrence of a Shares Acquisition Date, a Distribution Date or any other separation of the Rights from the underlying Common Shares, nor entitle or permit the holders of the Rights to exercise the Rights or otherwise affect the rights of the holders of Rights, including giving the holders of the Rights the right to acquire securities of any party to the Merger Agreement."

            5. This Amendment shall become effective as of the date of the Merger Agreement. If the Merger Agreement is terminated without the consummation of the Offer having occurred, this Amendment shall be null and void.

            6. This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the State of Virginia and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

            7. This Amendment to the Rights Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement.

            8. In all respects not inconsistent with the terms and provisions of this Amendment to the Rights Agreement, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

            9. If any term, provision, covenant or restriction of this Amendment to the Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment to the Rights Agreement, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.




                                    FORT JAMES CORPORATION



                                    By:/s/ Clifford A. Cutchins
                                       -----------------------------------
                                       Name: Clifford A. Cutchins
                                       Title:Senior Vice President,
                                             General Counsel and Corporate
                                             Secretary


                                    WELLS FARGO BANK MINNESOTA, N.A.



                                    By: /s/ Susan Roeder
                                        -----------------------------------
                                       Name: Susan Roeder
                                       Title:Account Manager